UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 12, 2018

PERSPECTA INC.
(Exact name of Registrant as specified in its charter)

Nevada	001-38395	82-3141520
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15052 Conference Center Drive
Chantilly, VA	20151
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (571) 313-6000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 12, 2018, Perspecta Inc. (“Perspecta”) entered into the First Amendment to Credit Agreement (the “First Amendment”) among Perspecta as the borrower, the guarantors party thereto, MUFG Bank, Ltd., a member of MUFG, a global financial group (“MUFG”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), the Replacement Tranche A1 Lenders (as defined in the First Amendment), the Replacement Tranche A2 Lenders (as defined in the First Amendment), the Replacement Revolving Lenders (as defined in the First Amendment) and the other Persons party thereto, which amended that certain Credit Agreement dated as of May 31, 2018 (as amended by the First Amendment, the “Credit Agreement”) among, the Guarantors party thereto, the Lenders party thereto, the Administrative Agent, MUFG Union Bank, N.A., as collateral agent for the Secured Parties (in such capacity, the “Collateral Agent”), and the other Persons party thereto.
Pursuant to the First Amendment, among other things, (i) the interest rates with respect to the Revolving Credit Facility (as defined in the Credit Agreement) and the Tranche A2 Advances (as defined in the Credit Agreement) were each, at the option of Perspecta, reduced to either (x) the Eurocurrency Rate (as defined in the Credit Agreement) plus an applicable margin of 1.50%, subject to a 0% Eurocurrency Rate floor, or (y) the Base Rate (as defined in the Credit Agreement) plus an applicable margin of 0.50%, subject to a 1% Base Rate floor, (ii) the interest rate with respect to the Tranche A1 Advances (as defined in the Credit Agreement) was, at the option of Perspecta, reduced to either (x) the Eurocurrency Rate plus an applicable margin of 1.375%, subject to a 0% Eurocurrency Rate floor, or (y) the Base Rate plus an applicable margin of 0.375%, subject to a 1% Base Rate floor and (iii) the unused commitment fee with respect to the Revolving Credit Facility was reduced by 5 basis points.
The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1
First Amendment to Credit Agreement dated as of December 12, 2018 by and among Perspecta Inc.; the Guarantors party thereto; MUFG Bank, Ltd. as Administrative Agent; the Replacement Tranche A1 Lenders (as defined therein), the Replacement Tranche A2 Lenders (as defined therein) and the Replacement Revolving Lenders (as defined therein)

10.2
Credit Agreement dated as of May 31, 2018, as amended by that certain First Amendment dated as of December 12, 2018, by and among Perspecta Inc.; the Guarantors party thereto; the Lenders party thereto; MUFG Bank, Ltd. as Administrative Agent; MUFG Union Bank, N.A. as Syndication Agent; JPMorgan Chase Bank, N.A., Mizuho Bank, Ltd. and Royal Bank of Canada, as Co-Documentation Agents; and Merrill Lynch, Pierce, Fenner & Smith Incorporated, JPMorgan Chase Bank, N.A., Mizuho Bank, Ltd. and RBC Capital Markets, as Arrangers

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PERSPECTA INC.

Dated: December 18, 2019	By:	/s/ John P. Kavanaugh
	Name:	John P. Kavanaugh
	Title:	Senior Vice President and Chief Financial Officer